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[LOGO]                                                         CEPHALON CONTACT:
                                                                 Robert W. Grupp
                                                             USA +1-610-738-6402
                                                             rgrupp@cephalon.com

                                                            GROUP LAFON CONTACT:
                                                                   Patrick Pelat
                                                         France 33-6-84-99-47-82
                                                             ppelat@lablafon.com

FOR IMMEDIATE RELEASE

              Cephalon, Inc. Plans To Acquire France's Group Lafon
    AGREEMENT WILL ADD EARNINGS AND REVENUE FROM EUROPE IN 2002 FOR CEPHALON

     WEST CHESTER, PA -- DECEMBER 3, 2001 -- The American biopharmaceutical company Cephalon, Inc. (Nasdaq: CEPH) and the French pharmaceutical company Group Lafon today announced an agreement under which Cephalon will acquire Lafon -- including its commercial, R&D and manufacturing operations. With this acquisition, Cephalon will control worldwide rights to its flagship product PROVIGIL(R) (modafinil) Tablets [C-IV].

     At the close of the transaction Cephalon will achieve another major milestone in its growth strategy. The acquisition will increase product sales for Cephalon, significantly improve gross margins for PROVIGIL by eliminating payments to Lafon, improve profitability and provide Cephalon with an important research, commercial and manufacturing infrastructure in France.

     Cephalon also will acquire the entire portfolio of Lafon products sold in France, which will generate an estimated $80 million in additional revenue for Cephalon next year. The products include MODIODAL(R) (the brand name for modafinil sold in France), SPASFON(R) (phloroglucinol), an antispasmodic drug, FONZYLANE(R) (buflomedil), used to treat cardiovascular disorders, OLMIFON(R) (adrafinil), a central nervous system stimulant and antidepressant, and ten other products. Through Lafon, Cephalon plans to launch ACTIQ (oral transmucosal fentanyl citrate) [CII] in France in 2002. Also, Cephalon acquires Lafon's manufacturing facilities in Mitry-Mory where the active drug substance found in PROVIGIL is produced.

     The agreement calls for Cephalon to acquire Lafon for $450 million in cash. Cephalon has cash and a credit commitment from a major investment bank that will enable it to complete the transaction. Closing is expected to occur by the end of the year. The company anticipates taking a one-time charge in the quarter ending December 31, 2001, for the cost of acquired in-process R&D associated with the acquisition. Lafon will operate as a wholly-owned subsidiary of Cephalon.

     Cephalon expects that the acquisition of Lafon will improve its results of operations for 2002 by adding approximately $80 million in product sales, $20 million in EBITDA, and $0.03 in earnings per share. As a result, Cephalon is raising its guidance for financial performance in 2002. For the year ending December 31, 2002, Cephalon expects that revenues from the sale of products will increase to approximately $400 to $410 million generating EBITDA of approximately $100 million for 2002 and diluted earnings of approximately $1.03 per share.

     The agreement opens up new growth opportunities for both companies, which have been partners since 1993 when Lafon first licensed to Cephalon the rights to develop and commercialize PROVIGIL in the United States. By joining the international marketing organization built by Cephalon, Lafon can accelerate the growth of its business in France, potentially increase sales and production of PROVIGIL/MODIODAL and other products and participate in the development of new markets across Europe.

     CEOs for both companies describe the transaction as a friendly acquisition between long-time partners.

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     "Cephalon's strategy is to grow product sales in the United States and
Europe and become a fully-integrated, pharmaceutical company, and this acquisition will help us meet our objectives," said Frank Baldino Jr., Ph.D., Chairman of the Board and CEO of Cephalon. "Lafon provides Cephalon with strong roots in France and a core business that can strengthen our position in Europe. Acquiring Lafon will be accretive to earnings and provides an excellent strategic fit for our company."

     Francois Lafon, President and Directeur General of Lafon, said: "Long-term success in the French pharmaceutical market requires continuous innovation, acquiring superior knowledge, and expanding marketing resources. Cephalon is clearly the best partner for us as we work to achieve our goal of building the business. Our relationship with Cephalon is a long and positive one, and Cephalon's ambitions for France and Europe give our people exciting opportunities for the future."

     The companies will be integrated in a process that favors mutual respect for the employees of Lafon. Cephalon plans to maintain Lafon headquarters and its R&D center in Maisons Alfort outside of Paris, and its manufacturing plants in Mitry-Mory and Nevers. The company will continue to market its products in France under the name Laboratoire Lafon.

     PROVIGIL (USA)/MODIODAL (FRANCE)

     PROVIGIL (or MODIODAL as it is known in France) is a unique, wake-promoting agent launched in the United States in February 1999. The American Academy of Sleep Medicine regards PROVIGIL as a standard for the treatment of EDS associated with narcolepsy. In controlled clinical trials, PROVIGIL has been found to be generally well tolerated with a low incidence of adverse events relative to placebo. The most commonly observed adverse events associated with the use of PROVIGIL were headache, infection, nausea, nervousness, anxiety and insomnia.

     CEPHALON, INC.

     Cephalon, Inc., headquartered in West Chester, Pennsylvania, is an international biopharmaceutical company that discovers, develops and markets products to treat neurological and sleep disorders, cancer and pain. The company currently markets its three proprietary products in the United States and nine products internationally. Cephalon develops innovative products for the treatment of neurological diseases and cancer through identification of novel compounds that affect both cell survival and death. Additional information about Cephalon can be obtained by visiting the company's website at HTTP://WWW.CEPHALON.COM.

     GROUP LAFON

     Group Lafon is a family-owned French pharmaceutical laboratory that was created in 1951 by Louis Lafon. Since its creation, Lafon has developed and marketed a diverse portfolio of products and acquired undisputed knowledge in central nervous system disorders, the digestive system and human metabolism. Laboratoire Lafon headquarters are located in Maisons-Alfort, France. Today Group Lafon employs about 500 people and markets 14 products in France.

     IN ADDITION TO HISTORICAL FACTS OR STATEMENTS OF CURRENT CONDITION, THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS PROVIDE CEPHALON'S CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. THESE MAY INCLUDE STATEMENTS REGARDING ANTICIPATED SCIENTIFIC PROGRESS ON ITS RESEARCH PROGRAMS, DEVELOPMENT OF POTENTIAL PHARMACEUTICAL PRODUCTS, INTERPRETATION OF CLINICAL RESULTS, PROSPECTS FOR REGULATORY APPROVAL, MANUFACTURING DEVELOPMENT AND CAPABILITIES, MARKET PROSPECTS FOR ITS PRODUCTS, SALES AND EARNINGS PROJECTIONS, AND OTHER STATEMENTS REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS. YOU MAY IDENTIFY SOME OF THESE FORWARD-LOOKING STATEMENTS BY THE USE OF WORDS IN THE STATEMENTS SUCH AS "ANTICIPATE," "ESTIMATE," "EXPECT," "PROJECT," "INTEND," "PLAN," "BELIEVE" OR OTHER WORDS AND TERMS OF SIMILAR MEANING. CEPHALON'S PERFORMANCE AND FINANCIAL RESULTS COULD DIFFER MATERIALLY FROM THOSE REFLECTED IN THESE FORWARD-LOOKING STATEMENTS DUE TO GENERAL FINANCIAL, ECONOMIC, REGULATORY AND

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POLITICAL CONDITIONS AFFECTING THE BIOTECHNOLOGY AND PHARMACEUTICAL INDUSTRIES
AS WELL AS MORE SPECIFIC RISKS AND UNCERTAINTIES SUCH AS THOSE SET FORTH BELOW AND IN ITS REPORTS ON FORM 8-K, 10-Q AND 10-K FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. GIVEN THESE RISKS AND UNCERTAINTIES, ANY OR ALL OF THESE FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INCORRECT. THEREFORE, YOU SHOULD NOT RELY ON ANY SUCH FACTORS OR FORWARD-LOOKING STATEMENTS. FURTHERMORE, CEPHALON DOES NOT INTEND (AND IT IS NOT OBLIGATED) TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS. THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PERMITS THIS DISCUSSION.



NOTE: A CONFERENCE CALL IN WHICH CEPHALON SENIOR MANAGEMENT WILL DISCUSS THE AGREEMENT FOR CEPHALON TO ACQUIRE LAFON IS SCHEDULED FOR 8:30 A.M. U.S. EASTERN STANDARD TIME (EST) OR 2:30 P.M. CENTRAL EUROPEAN TIME (CMT) TODAY, MONDAY, DECEMBER 3, 2001. TO ACCESS THE CONFERENCE CALL, DIAL +1-719-457-2728 AND REFER TO CONFERENCE CALL NUMBER 636319.


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